UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2017

SYNUTRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Special Meeting of Stockholders

A special meeting (“Special Meeting”) of the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), was held on April 28, 2017. The Company’s stockholders considered the following proposals at the Special Meeting:

•	Proposal I: a proposal to adopt an agreement and plan of merger, dated as of November 17, 2016, as it may be amended from time to time (the “merger agreement”), by and among the Company, Beams Power Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), and Beams Power Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent; and

•	Proposal II: proposal to adjourn or postpone the Special Meeting in order to take such actions as the Company’s board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

Voting Results

The results of votes with respect to the proposals considered at the Special Meeting are as follows.

•	Proposal I was approved with 48,349,139 “FOR” votes, 1,570,995 “AGAINST” votes and 1,096,090 “ABSTAIN” votes; and

•	Proposal II was approved with 47,832,604 “FOR” votes, 2,094,038 “AGAINST” votes and 1,089,582 “ABSTAIN” votes.

Item 8.01.	Other Events.

On April 28, 2017, the Company issued a press release announcing the results of the Special Meeting. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The list of exhibits in the Exhibit Index to this Current Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date:	April 28, 2017	By:	/s/ Ning Cai
			Name:	Ning Cai
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 28, 2017